Exhibit 99.1

Organovo Announces Close of the Sale of FXR Program to Eli Lilly and Company

San Diego, CA – March 25, 2025 – Organovo Holdings, Inc. (Nasdaq:ONVO) (“Organovo” or the “Company”), a clinical stage biotechnology company focused on developing novel treatment approaches in inflammatory bowel disease (IBD), today announced the successful close of the sale of its FXR program, including lead asset FXR314, to Eli Lilly and Company (NYSE:LLY) (“Lilly”). The transaction was completed on March 25, 2025.

With the closing, Organovo receives an upfront payment, with future milestones to be paid as FXR314 hits key regulatory and commercial milestones. Lilly is acquiring all commercial and intellectual property rights to Organovo’s FXR program for worldwide development and will be responsible for all future clinical development.

About Organovo

Organovo is a clinical stage biotechnology company that is developing drugs that are demonstrated to be effective in three-dimensional (3D) human tissues as candidates for drug development. The company has proprietary technology used to build 3D human tissues that mimic key aspects of native human tissue composition, architecture, function, and disease. For more information visit Organovo's website at www.organovo.com.

Forward Looking Statements

Any statements contained in this press release that do not describe historical facts constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. These risks and uncertainties and other factors are identified and described in more detail in the Company’s filings with the SEC, including its Annual Report on Form 10-K filed with the SEC on May 31, 2024, as such risk factors are updated in its most recently filed Quarterly Report on Form 10-Q filed with the SEC on February 19, 2025 and the Registration Statement on Form S-1 (File No. 333-282841). You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that the Company may issue in the future. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events, or circumstances or to reflect the occurrence of unanticipated events.

Contact

Investor Relations

info@organovo.com

Source: Organovo, Inc.